UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Guardian Metal Resources PLC

(Exact name of registrant as specified in its charter)

United Kingdom	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Orana Corporate LLP 25 Eccleston Place London SW1W 9NF United Kingdom (Address of principal executive offices)	Not applicable (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

American Depositary Shares, each representing five ordinary shares, nominal value £0.01 per share	NYSE American

Ordinary shares, nominal value £0.01 per share*	NYSE American*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-293793

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the listing of the American Depositary Shares on NYSE American. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1. Description of Registrant’s Securities to be Registered

Guardian Metal Resources PLC (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, nominal value £0.01 per share, contained under the heading “Description of Share Capital and Articles of Association,” (b) the description of its American Depositary Shares, each representing five ordinary shares, nominal value £0.01 per share, contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Material Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-293793), as originally filed with the Securities and Exchange Commission on February 26, 2026, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on NYSE American, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GUARDIAN METAL RESOURCES PLC

Date: March 17, 2026
	By:	/s/ Oliver Friesen
	Name:	Oliver Friesen
	Title:	Chief Executive Officer